Exhibit 99.1

ARES MANAGEMENT EXTENDS MARKET-LEADING POSITION IN DIRECT LENDING
ASSET CLASS THROUGH SUPPORT OF ARES CAPITAL CORPORATION’S ACQUISITION
OF AMERICAN CAPITAL, LTD.

Ares Management to Begin Earning Fees on Approximately $3 Billion

of Incremental AUM from the Acquisition

Ares Credit Group Managing in Excess of $35 Billion in

Pro Forma Direct Lending Assets as of September 30, 2016

Los Angeles, CA — January 3, 2017 — Ares Management, L.P. (NYSE: ARES) announced today that it will begin earning fees on approximately $3 billion of incremental AUM as a result of the completion of Ares Capital Corporation’s (NASDAQ:ARCC) acquisition of American Capital, Ltd., which closed on January 3, 2017. As a result of the acquisition, ARCC, the largest business development company in the U.S., increased its total assets from $9.1 billion to approximately $12.3 billion on a pro forma basis as of September 30, 2016, including a pro forma investment portfolio of $11.8 billion and 314 portfolio companies and cash of $0.2 billion.

As part of its commitment to growing its leadership position in the highly attractive direct lending asset class, Ares Management provided financial support for the transaction through its subsidiary Ares Capital Management LLC, which is the external manager of ARCC, including approximately $275 million in cash at closing and the future waiver of up to $10 million per quarter of ARCC’s Part I income based fees for ten calendar quarters, beginning in the second quarter of 2017, to the extent earned and payable by ARCC in each such quarter.

“This transaction is highly strategic and financially attractive to Ares Management as it helps us build upon our industry-leading franchise as a middle market direct lender.  Whether investors come to Ares as shareholders in ARCC, through commingled funds or as part of a separately managed account, we believe that our market leadership, scaled platform in both the U.S. and Europe, and consistent performance in the sector will continue to add meaningful long-term value to our company and its unitholders,” said Tony Ressler, Chairman and Chief Executive Officer of Ares Management, L.P.

Since the transaction results in an increase in ARCC’s fee paying assets by approximately $3 billion on a pro forma basis as of September 30, 2016, Ares Management expects that the transaction will result in increased fees to Ares Management and, taking into account the transaction support described above, is expected to be accretive to both its distributable earnings and after-tax economic net income per unit (net of preferred unit distributions).

About Ares Management, L.P.

Ares Management, L.P. is a publicly traded, leading global alternative asset manager with approximately $100 billion of assets under management as of September 30, 2016, pro forma for Ares Capital’s acquisition of American Capital, and more than 15 offices in the United States, Europe and Asia. Since its inception in 1997, Ares Management has adhered to a disciplined investment philosophy that focuses on delivering strong risk-adjusted investment returns throughout market cycles. Ares Management believes each of its three distinct but complementary investment groups in Credit, Private Equity and Real Estate is a market leader based on assets under management and investment performance. Ares Management was built upon the fundamental principle that each group benefits from being part of the greater whole.  For more information, visit www.aresmgmt.com.

Forward Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events or future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Ares Management’s filings with the Securities and Exchange Commission. Ares Management undertakes no duty to update any forward-looking statements made herein.

Contacts

Media:

Bill Mendel, +1 212-397-1030

Mendel Communications

bill@mendelcommunications.com

or

Investors:

Carl Drake, +1 800-340-6597

cdrake@aresmgmt.com

or

Veronica Mendiola, +1 212-808-1150

vmendiola@aresmgmt.com